Exhibit 32.1

Part II

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the Annual Report of CVS Corporation (the “Company”) on Form 10-K for the period ended December 30, 2006 (the “Report”), for the purpose of complying with Rule 13(a)-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

I, Thomas M. Ryan, Chairman of the Board, President and Chief Executive Officer of the Company, certify that, to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

February 27, 2007	/s/ Thomas M. Ryan
Thomas M. Ryan
Chairman of the Board, President
and Chief Executive Officer